Calculation of Filing Fee Tables
F-10
Satellos Bioscience Inc.
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Equity	Common Shares, no par value	457(o)
		Equity	Preferred Shares	457(o)
		Debt	Debt Securities	457(o)
		Other	Subscription Receipts	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 300,000,000.00	0.0001381	$ 41,430.00
Fees Previously Paid
			Total Offering Amounts:				$ 300,000,000.00		$ 41,430.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 12,774.25
			Net Fee Due:						$ 28,655.75
Offering Note
[1]	Note.1a. There are being registered under this Registration Statement such indeterminate number of common shares (the "Common Shares"), preferred shares, debt securities, subscription receipts, warrants and units of Satellos Bioscience Inc. (the "Registrant") as shall have an aggregate initial offering price not to exceed US$300,000,000. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement. If, as a result of stock splits, stock dividends or similar transactions, the number of Common Shares purported to be registered on this Registration Statement changes, the provisions of Rule 416 under the Securities Act of 1933, as amended, shall apply to this Registration Statement. Note.1b. The proposed maximum aggregate offering price per unit of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Note.1c. The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Satellos Bioscience Inc.	F-10	333-293229	02/05/2026		$ 12,774.25	Unallocated (Universal) Shelf			$ 92,500,000.00
Fee Offset Sources		Satellos Bioscience Inc.	F-10	333-293229		02/05/2026						$ 20,715.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	An aggregate registration fee of U.S.$20,715 was previously paid in connection with $150,000,000 of securities registered under the Registration Statement on Form F-10 (File No. 333-293229) (the "Prior Registration Statement") initially filed on February 5, 2026 by the Registrant, including U.S.$12,774.25 paid in relation to $92,500,000 of securities remaining unsold in the offering contemplated by the Prior Registration Statement, which unsold securities are hereby deregistered. Consequently, pursuant to Rule 457(p) of the U.S. Securities Act of 1933, as amended, U.S.$ 12,774.25 is being offset against the total registration fee due for this Registration Statement. Accordingly, U.S.$28,655.75 is being paid at the time of filing of this Registration Statement. The Registrant has terminated or completed any offerings that included unsold securities under the Prior Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date